CHORDIANT SOFTWARE ANNOUNCES FINANCIAL RESULTS
FOR THE FIRST QUARTER OF FISCAL YEAR 2006
ENDED DECEMBER 31, 2005

Deferred Revenue Increased to $27.5 Million; Backlog Up 12% Sequentially to $37.2 Million

CUPERTINO, CALIFORNIA - FEBRUARY 9, 2006 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced financial results for the first quarter of Fiscal Year (FY) 2006, ended December 31, and that it filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

First Quarter Fiscal Year 2006 Highlights

  Chordiant signed five $1 million plus license transactions with new and existing customers;

  Chordiant sold its first financial transactions services product (formerly known as Chordiant Teller);

  Chordiant announced a Premier Alliance with Tata Consultancy Services (TCS);

  Chordiant's total revenues consisted of 57 percent from North America and 43 percent from International for the first quarter of FY 2006;

  Chordiant's deferred revenue of $27.5 million is at its highest level in the past three years;

  Chordiant's backlog increased 12 percent sequentially to $37.2 million; and

  Chordiant generated positive cash flow from operations in the first quarter of FY 2006.

First Quarter Fiscal Year 2006 Results

Total revenues for the first quarter of FY 2006 were $22.6 million, an increase from the $21.7 million reported for the three months ended December 31, 2004. License revenues for the first quarter of FY 2006 were $9.1 million, compared to $8.8 million reported for the three months ended December 31, 2004. Service revenues for the first quarter of FY 2006 were $13.4 million, compared to $12.8 million reported for the three months ended December 31, 2004.

Deferred Revenue

Deferred revenue increased to $27.5 million as of December 31, 2005, compared to $26.2 million as of September 30, 2005, and a balance of $20.2 million as of December 31, 2004. Deferred revenue in the first quarter of FY 2006 is at its highest level in the past three years.

Customer Success

"From a market perspective, Chordiant's momentum remains strong," said Steven R. Springsteel, Chordiant's President and Chief Executive Officer. "We are continuing to win significant license transactions with world-class customers in our core vertical markets of financial services and telecommunications and completed five $1.0 million-plus license transactions with new and existing customers. Notable customer wins included Lloyds TSB, where Chordiant's Mortgage Case Manager Solution will orchestrate the mortgage loan application process from initiation through resolution across multiple channels; CompuCredit Corporation, where Chordiant's Financial Transactions Component Applications will enable them to implement services-oriented applications for lending which will drive a range of consumer focused desktop applications, web self-service and back-office BPM; O2 added Chordiant's Marketing Director Solution; and AOL Germany added Chordiant's Decision Management and Marketing Director Solutions" Mr. Springsteel stated. "Today, Chordiant is stronger than ever before, and our organization is much healthier. The market landscape and growth drivers are moving in Chordiant's favor."

Backlog of Business

For the first quarter of FY 2006, Chordiant's backlog increased 12 percent to $37.2 million, compared to $33.1 million reported for the September FY 2005 quarter. Backlog is comprised of non-cancelable current software license orders which have not met all of the required criteria for revenue recognition, deferred revenue from customer support contracts, and deferred consulting and education orders for services not yet completed or delivered. The backlog of Chordiant's business is not necessarily indicative of revenues to be recognized in a specified future period.

Cash Position

Chordiant increased its cash balances in aggregate by $1.4 million in the first quarter and had $42.3 million in cash and cash equivalents and restricted cash at December 31, 2005.

GAAP and Non-GAAP Financial Measures

On October 1, 2005, Chordiant was required to adopt Statement of Financial Accounting Standard No.123 (Revised) "Share-Based Payment", (SFAS 123(R)), which records the measurement and recognition of compensation expense for all share-based payment awards granted, modified, cancelled, repurchased, as well as the unvested portion of prior awards issued to the Company's employees and directors. Total U. S. GAAP (Generally Accepted Accounting Principles) operating expenses for the first quarter of FY 2006 were $17.3 million. This compares to $17.8 million in GAAP operating expenses for the same period of the previous year. Excluding $1.0 million in GAAP operating expenses which relates to stock-based compensation, non-GAAP operating expenses for the first quarter of FY 2006 was $16.3 million. This compares to non-GAAP operating expenses of $16.0 million (excluding stock-based compensation expense, amortization of intangible assets, a restructuring benefit and purchased in-process research and development costs) for the same period of the previous year.

Chordiant posted a GAAP net loss of $1.7 million, or $0.02 per share loss for the first quarter of FY 2006 ended December 31, compared to a GAAP net loss of $4.2 million, or $0.06 per share loss for the three months ended December 31, 2004. Chordiant reported a first quarter FY 2006 non-GAAP net loss of $338,000 (which excludes stock-based compensation expense of $1.1 million, and amortization of intangible assets of approximately $303,000), or a non-GAAP loss of $0.00 per share, compared to non-GAAP net loss (which excludes stock-based compensation benefit, amortization of intangible assets, restructuring benefit and purchased in-process research and development) of $1.9 million, or a non-GAAP loss of $0.03 per share for the three months ended December 31, 2004.

Non-GAAP Financial Measurements

The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123(R), amortization of intangible assets and restructuring expenses, provides useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare non-GAAP measures of the current period with non-GAAP measures presented in prior periods. The non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

About Chordiant Software, Inc.

Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, market acceptance of our products. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2004 to September 30, 2005, and Chordiant's most recent quarterly report on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Three Months ended	Three Months ended
December 31, 2005	December 31, 2004

	GAAP	Adj. [2]	non-GAAP [1]	GAAP	Adj. [2]	non-GAAP [1]

Revenues:
License	$9,126		$9,126	$8,842		$8,842
Service	13,432		13,432	12,835		12,835

Total revenues	22,558		22,558	21,677		21,677

Cost of revenues:
License	443		443	166		166
Service	6,384	(25)	6,359	7,492	11	7,503
Amortization of intangible assets	303	(303)	--	131	(131)	--

Total cost of revenues	7,130		6,802	7,789		7,669

Gross profit	15,428		15,756	13,888		14,008

Operating expenses:
Sales and marketing	8,104	(693)	7,411	7,209	6	7,215
Research and development	4,514	(58)	4,456	4,863	2	4,865
General and administrative	4,704	(281)	4,423	3,900	12	3,912
Amortization of intangible assets	--		--	24	(24)	--
Restructuring (benefit)	--		--	(123)	123	--
Purchased in-process research and development	--		--	1,940	(1,940)	--

Total operating expenses	17,322		16,290	17,813		15,992

Loss from operations	(1,894)		(534)	(3,925)		(1,984)

Interest income, net	199		199	210		210
Other income (expense), net	118		118	(397)		(397)

Net loss before income taxes	(1,577)		(217)	(4,112)		(2,171)

Provision for income taxes	121		121	80		80

Net loss	$(1,698)		$(338)	$(4,192)		$(2,251)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	$(293)		$(293)	$638		$638

Comprehensive loss	$(1,991)		$(631)	$(3,554)		$(1,613)

Net loss per share:
Basic	$(0.02)		$(0.00)	$(0.06)		$(0.03)

Weighted average shares used in computing net loss per share:
Basic	$76,824		$76,824	$72,223		$72,223

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123R,amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors a and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Adjustments include stock-based compensation (expense) / benefit, amortization of intangible assets, a restructuring benefit and purchased in-process research and development.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2005	September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$41,466	$38,546
Restricted cash	486	1,982
Accounts receivable, net	19,184	18,979
Prepaid expenses and other current assets	5,290	4,345

Total current assets	66,426	63,852

Restricted cash	365	365
Property and equipment, net	2,312	2,479
Goodwill	31,907	31,907
Intangible assets, net	4,845	5,148
Other assets	3,306	3,499

Total assets	$109,161	$107,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,555	$4,554
Accrued expenses	11,500	8,902
Deferred revenue	27,017	26,050
Current portion of capital lease obligations	217	213

Total current liabilities	42,289	39,719

Deferred revenue, long-term	445	147
Restructuring costs, net of current portion	1,539	1,731
Long-term portion of capital lease obligations	40	96

Total liabilities	44,313	41,693

Common stock	79	78
Additional paid-in capital	273,165	271,884
Accumulated deficit	(210,587)	(208,889)
Accumulated other comprehensive income	2,191	2,484

Total stockholders' equity	64,848	65,557

Total liabilities and stockholders' equity	$109,161	$107,250